Exhibit 99.1

TRISHA GOSSER APPOINTED GANNETT CHIEF FINANCIAL OFFICER
Gosser brings over 20 years of experience leading financial services practices

NEW YORK, NY—March 18, 2025 - Gannett Co., Inc. (NYSE: GCI) announced today that Trisha Gosser will assume the role of Chief Financial Officer effective immediately. In her role, Gosser will lead the company’s finance functions including investor relations, financial planning and analysis as well as audit and compliance reporting to Gannett Chief Executive Officer Michael Reed.

“I am energized to step into the Chief Financial Officer role and to partner with senior leaders across Gannett to drive growth, innovation, and sustainability of Gannett’s expansive portfolio of brands, products, and services,” said Trisha Gosser. “My passion for the industry fuels my commitment to advancing Gannett’s mission of empowering and enriching communities.”

Gosser has over 20 years of financial experience, including more than 15 years in the media industry. Since joining Gannett in 2007, Gosser has led teams across accounting, financial planning, data, and investor relations, driving strategic initiatives that build on the foundation of the company’s financial and operational success. She most recently served as the Deputy Chief Financial Officer, overseeing financial and strategic planning, data and analytics, and investor relations. Previously, she held the role of Senior Vice President of Finance and Investor Relations, playing a key role in the merger of Gannett Co., Inc. and New Media Investment Group, Inc. Prior to Gannett, she held finance roles at Brunswick Corporation and Mitsubishi Electric, managing operations across accounting and tax.

“I’ve worked with Trisha for 5 years and I know she has the proven experience to thrive in this role. I’m thrilled to elevate her to CFO and have the utmost confidence in her leadership ability,” said Michael Reed, Gannett Chairman and Chief Executive Officer. “Gannett is fortunate to have a leader with her deep institutional knowledge and operational experience to enable the finance organization to deliver excellence and value to our stakeholders. Trisha’s understanding of the company and our strategic long-term plans along with her relationships with investors will certainly position Gannett for success as we continue our transformation.”

Gosser currently serves on the Board of Directors for the News Media Alliance.

ABOUT GANNETT
Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations, including our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver high-quality, trusted content with a commitment to balanced, unbiased journalism, where and when consumers want to engage. Our digital marketing solutions brand, LocaliQ, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that relate to our current expectations and views of future events. All statements other than statements of historical facts contained in this press release, including statements relating to the anticipated outcomes of the new appointment, and our beliefs, intentions, estimates or strategies regarding the future, which may not be realized. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future” or the negative of these terms or other similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements involve known and unknown risks, uncertainties, contingencies, changes in circumstances that are difficult to predict and other important factors that may cause our actual results, performance, or achievements to be materially and/or significantly different from any future results, performance or achievements expressed or implied by the forward-looking statement. For a discussion of some of the risks and important factors that could cause actual results to differ materially from our expectations, see the risks and other factors detailed in “Item 1A. Risk Factors” in Gannett’s 2024 Annual Report on Form 10-K and Gannett’s Quarterly Reports on Form 10-Q and Gannett’s other filings with the SEC, in each case as such factors may be updated from time to time. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
###

MEDIA CONTACTS
Gannett Corporate Communications	Gannett Investor Relations
Lark-Marie Anton	Matt Esposito
Chief Communications Officer	Head of Investor Relations
646-906-4087	703-854-3000
lark@gannett.com	investors@gannett.com